Exhibit 10.19

General Electric Railcar Services Corporation

6200 So. Syracuse Way, Suite 125

Englewood, CO 80111

Phone (303) 721-7827, Fax (303) 779-8092

11/10/2003

Mr. Rodney Christianson

South Dakota Soybean Processors, LLC

100 Caspian Avenue, Box 500,

Volga, SD 57071

Dear Mr. Christianson,

In response to your inquiry, General Electric Railcar Services Corporation is pleased to submit the following Net Service lease quotation for:

Quantity	7
Car Description	Commodity

5400 cu ft gravity hopper car	SOYBEAN CAKE, FLOUR, GRIT, MEAL, OR OTHER BY-PRODUCTS

We have attached the mechanical specifications for the equipment quoted. If you have any questions regarding these specifications, please call me or Gail Moore, your customer development representative, If our proposal meets with your approval, please make one copy of the proposal letter, sign the original fax and the copy, and mail two copies with original signatures to the attention of the Contract Administration Department at 161 North Clark Street, Chicago, IL 60601. Upon acceptance by GE Railcar, we will process your order, assign a rider number and return one fully executed rider to you.

The terms and conditions of the proposed lease are outlined in the attached rider and together with your existing Master Car Leasing Agreement No. 8105-83-02 will become the lease agreement upon execution and acceptance by both parties. This transaction remains subject to GE Railcar management’s approval until the rider is executed by GE Railcar.

This quote will remain in effect until 12/7/2003. In our normal course of business, we may have provided quotations for these cars to other customers. Therefore, our acceptance of your order is subject to continued availability of the cars.

We hope this proposal meets your requirements. We look forward to your order and servicing your future needs.

Sincerely,

Warren Sonaty

cc: Gail Moore	cc: Judy LeVoy
Customer Development Representative	Order Fulfillment Specialist
General Electric Railcar Services Corporation	General Electric Railcar Services Corporation
161 North Clark Street	161 North Clark Street
Chicago, IL 60601	Chicago, IL 60601
Phone: 312-853-5113	Phone: 312-853-5153
Fax: 312-853-5160	Fax: 312-853-5160

DATE:           11/10/2003

QUOTE EXPIRATION DATE: 12/7/2003

RIDER NO.

CAR LEASING AGREEMENT NO. 8105-83-02

This Rider (“Rider”) is made by and between South Dakota Soybean Processors, LLC (“Lessee”), and General Electric Railcar Services Corporation (“Lessor”), and hereby incorporates by reference Car Leasing Agreement No. 8105-83-02 by and between Lessee and Lessor and by such incorporation hereby constitutes a separate agreement. The use of the terms “Car” or “Cars° shall mean the railcars listed below.

Proposed Matrix

Car Description	Monthly Rental Rate	Term (Months)	# of Cars	Lease Type	Hi-U Charge	Hi-U Threshold Miles	New Cars	Delivery Schedule Weeks

5400 cu ft gravity hopper cars	$418.00	216	7	Net			Yes	1st Quarter 2004

*Rental Rate is in US Dollars

New Car Cost Escalation

The rental rate under this Agreement is based upon an original delivered car cost including freight of $52,455 per car. For each additional $100 of actual car cost incurred by the Lessor (including -portions thereof) the rental will be increased at the beginning of the lease $0.89 per car per month. The escalation will be rounded to the nearest $0.50.

Load Limits

Lessor consents to Lessee loading railcars in excess 263,000 pounds, but not to exceed 286,000 pounds, total weight on rail based on the following obligations undertaken by Lessee:

a.                                       Lessee will ensure all necessary approvals are secured from railroads over which cars loaded in excess of 263,000 pounds total weight on rail shall run and will upon the written request of Lessor furnish evidence demonstrating such approvals.

b.                                      Lessee will indemnify and hold harmless Lessor and its officers, directors, employees, contractors and agents against any and all loss, claims, actions, costs, liability or expense caused by running or loading of any of the railcars in excess of 286,000 pounds total weight on rail during the term of the lease.

c.                                       Lessee will indemnify Lessor against structural damage or failures caused by the loading in excess of 286,000 pounds total weight on rail excepting, however, ordinary wear and tear, and will, immediately upon demand therefore, pay to Lessor the full cost of any repairs made necessary or desirable as a result of the loading in excess of 286,000 pounds total weight on rail; such payment will be treated as additional rent due under the lease.

Term

The rental of the Cars shall commence on the date that each Car arrives from the current location thereof.

The term of use of the Cars shall continue for the number of months described in the above matrix front the first day of the month following the average date of delivery of such Car(s) to Lessee.

Lessee’s obligation to pay rent under this rider with respect to each of the cars will be deemed to have terminated on the later of the expiration date of this Rider or the date that the respective car arrives at a point designated by the Lessor plus five days.

Commodity

Lessee intends to use the Car(s) for service with the following commodities. The Lessee agrees that the class of car listed above is correct for service with the following commodities: SOYBEAN, CAKE, FLOUR, GRITS, MEAL OR OTHER BY PRODUCTS.

Vibrator Brackets / Logo

The cars will enter Lessee’s service with vibrator brackets installed and South Dakota Soybean Processors logo applied to all cars.

Net Lease Provisions

Articles 5, Mileage Compensation: 7A. Lessor Responsibility;7B. Lessee Responsibility; 7C. Inspection, Maintenance, and Notification, and 7D. Shop Repairs, of the Agreement shall not apply and are superseded by the following provisions which shall apply:

Unconditional Obligations

This Lease is a net lease, and Lessee’s obligation to pay all rent and all other amounts payable hereunder is ABSOLUTE, AND UNCONDITIONAL and shall not be affected by any circumstances of any character whatsoever, including without limitation, (i) any setoff, counterclaim, recoupment, defense, abatement or reduction or any right which Lessee may have against Lessor, the manufacturer or supplier of any of the Cars or anyone else; (ii) any defect in the title, condition, design or operation of or lack of fitness for use of, or any damage to, or loss of, all or any part of the Cars; or (iii) the existence of any lien or Lessor’s lien with respect to-the Cars. Each payment of rent or other amount paid by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such patent from Lessor for any reason whatsoever.

Compliance with Laws; Operation and Maintenance; Additions

(a)                                  Lessee will use the Cars in a careful and proper manner, will comply with and conform to all governmental laws, rules and regulations and industry association rules and regulations relating thereto, and will cause the Cars to be operated in accordance with the manufacturer’s or supplier’s instructions or manuals. Without limitation to the generality of the foregoing, Lessee will (i) cause the Cars to be used in compliance with all rules and recommendations of AAR and FRA; (ii) will not permit any Car to be loaded improperly or in excess of the load limit stenciled thereon; (iii) will not permit any Car to be loaded with any commodity other than the Commodity designated in applicable Riders, and (iv) will not permit any Car to be outside the continental United States at any time, without the prior written approval of Lessor. Any use approved by Lessor outside the United States and Canada cannot exceed 180 days in any calendar year with respect to any Car.

(b)                                 The Car(s) must be maintained and returned (i) in a condition that would not otherwise constitute a “cause for attention or renewal” as defined in Section “A” of each rule in the Field Manual of the AAR then in effect, (ii) without any AAR Interchange Rule 95 damage. (iii) without the necessity for running repairs as defined in the AAR Interchange Rules, (iv) in compliance with the AAR, DOT, FRA and all other laws and regulations of the government or industry agency having authority over the use of the Car(s), repair requirements, modifications, inspection and reporting and provide supporting documentation evidencing compliance with aforementioned regulatory bodies; and (v) suitable for the immediate loading, transporting, and unloading of commodities as defined in the Rider. Lessee will be responsible for all expenses during and at the end of the Lease term. Lessee will, at its own expense, keep and maintain the Cars in good repair, condition and working order and furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained and preserved, reasonable wear and tear excepted. Lessee will cause each Car to be maintained in conformance with all rules and regulations of AAR and IRA and, if mandated, modified so that it will qualify for unrestricted interchange in the United States and Canada and remain suitable for loading, transporting and unloading the Commodity. All such repairs, parts, mechanisms, devices, replacements and modifications shall immediately, without further act, become the property of Lessor and part of the Cars. Upon return of the Cars, Lessee will be responsible for any cost and expense due to Lessee not providing Lessor with sufficient maintenance and regulatory documentation.

(c)                                  Lessee will not make or authorize any improvement, change, addition or alteration to the Cars (i) if such improvement, change, addition or alteration will impair the originally intended function or use of the Cars or impair the value of the Cars as it existed immediately prior to such improvement, change, addition or alteration; (ii) unless the parts installed are new and in compliance with all rules and recommendations of AAR and FRA; (iii) if any parts installed in or attached to or otherwise becoming a part of the Cars as a result of any such improvement, change, addition or alteration shall not be readily removable without damage to the Cars (unless such improvement is mandated by AAR, FRA or other agency or organization having jurisdiction over the Cars) or (iv) without prior written consent of Lessor. All such parts shall be and remain free and clear of any Liens.  Any such part attached to any Car shall, without further act, become the property of Lessor and part of the Cars.

Taxes

Lessee will be obligated to pay all taxes, penalties or interest incurred, levied or assessed on the Car(s) or the lease for the time period covered. Lessee may contest the taxes in good filth by appropriate legal or administrative proceedings. In the event taxes are contested, Lessee remains liable for any resulting tax, penalty, or interest. Lessee will make and file any tax reports that are required. Lessee will reimburse Lessor for any damages resulting from failure to pay or discharge any items, taxes or interest levied or assessed on the Car(s) or the lease.

Insurance

Lessee shall maintain at all times. on the Cars, at its expense, “all-risk” physical damage insurance and comprehensive general liability insurance (covering bodily injury, property damage and pollution exposures, including, but not limited to, contractual liability and products liability) in such amounts, against such risks, in such form and with such insurers as shall be satisfactory to Lessor, provided, that the amount of “all-risk” physical damage insurance shall not be less than 100% of the replacement value of the Cars as of such date. It is required that the Insurer give Lessor at least thirty (30) days prior written notice of any alteration in or cancellation of the terms of such policy, and require that the interests of Lessor be continually insured regardless of any breach of or violation by Lessee of any warranties, declarations or conditions contained in. such insurance policy. In no event shall Lessor be responsible for premiums, warranties or representations to any Insurer or agent thereof. At Lessor’s option, Lessee shall furnish to Lessor a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to ascertain the existence or adequacy of such insurance.

Indemnity

Lessee shall indemnify Lessor from any claims, actions, costs, damages, losses, liabilities, expenses, injuries (including without limitation, the reasonable cost of investigating and defending against any claim for damages) fines or penalties, including losses related to damage caused to or by materials placed in the Car(s) which may at any time be imposed upon incurred by or asserted or awarded against Lessor in connection with (a) the manufacture, design, use, operation, possession, storage, abandonment repair, maintenance lining, cleaning or return of the Car(s) during the term of the Agreement or (b) any present or future applicable law, rule or regulation, including without limitation common law and environmental law, related to the release, remove, discharge or disposition, whether intentional or unintentional of any materials from or placed in a Car during the term of this Agreement.

Markings

It is understood that car(s) will operate under Lessee’s reporting marks. Lessee will be responsible, at its sole expense, for changing all reporting marks and other related designations on each car, including AEI tags, back to reporting marks and designations specified by Lessor prior to the last loaded move of the cars in Lessee’ service, and Lessee shall give Lessor at least sixty (60) days prior written notice of the date of such last loaded move.

Other Terms

For lease terms 15 years or greater, GE Railcar Services will evaluate the need for minimum financial covenants including, but not limited to, minimum tangible net worth and minimum liquidity which will be defined based upon the specifics of the proposed lease (e.g., number of cars, credit rating of Lessee, etc.). The proposed lease is contingent upon, among other things, the Lessee and GE Railcar Services agreeing to these minimum financial covenants.

Delivery

Subject to availability, manufacturing capabilities, and Lessor’s ability to complete the purchase of a sufficient number of Car(s), the Car(s) specified are forecast to be delivered to Lessee from point of manufacture within the approximate number of weeks identified in the above matrix. The delivery schedule is subject to change without notice.

Accepted on behalf of:		Accepted on behalf of:
South Dakota Soybean Processors, LLC		General Electric Railcar Services Corporation

By:	/s/ Rodney Christianson	By:	/s/

Title:	CEO	Title: Vice President

Date:	11/27/03	Date:

MECHANICAL SPECIFICATIONS

5400 cu ft gravity hopper

Item Description

Hatch Size	24” Aluminum battenless

Hatch Type	Trough

Unload Gate Type	Miner

Unload Gate Size	30 x 30

Exterior Paint Requirement	Custom

Cubic Capacity From	5400

Cubic Capacity To	5,401

Interior Paint	No

Vibrator Brackets	Yes

No. of Compartments	3

Truck Size	100 Ton Trucks 6 ½ X 12 Std

Total Weight on Rails	286,000

Year Built	2004

Logo Applied	South Dakota Soybean Processors.

General Electric Railcar Services Corporation

6200 So. Syracuse Way, Suite 125

Englewood, CO 80111

Phone (303) 721-7827, Fax (303) 779-8092

11/25/2003

Mr. Rodney Christianson

South Dakota Soybean Processors, LLC

100 Caspian Avenue, Box 500,

Volga, SD 57071

Dear Mr. Christianson,

In response to your inquiry, General Electric Railcar Services Corporation is pleased to submit the following Net Service lease quotation for:

Quantity	6-6
Car Description	Commodity

5,400 cu. ft. aluminum gravity hopper cars	Meal Soybean

We have attached the mechanical specifications for the equipment quoted. If you have any questions regarding these specifications, please call me or Gail Moore, your customer development representative. If our proposal meets with your approval, please make one copy of the proposal letter, sign the original fax and fax it to Gail Moore at 312-853-5160. Kindly mail two copies with original signatures to the attention of the Contract Administration Department at 161 North Clark Street, Chicago, IL 60601. Upon acceptance by GE Railcar, we will process your order, assign a rider number and return one fully executed rider to you.

The terms and conditions of the proposed lease are outlined in the attached rider and together with your existing Master Car Leasing Agreement No. 8105-83-02 Will become the lease agreement upon execution and acceptance by both parties. This transaction remains subject to CE Railcar management’s approval until the rider is executed by GE Railcar.

This quote will remain in effect until 10/25/2003.  In our normal course of business, we may have provided quotations for these cars to other customers. Therefore, our acceptance of your order is subject to continued availability of the cars.

We hope this proposal meets your requirements. We look forward to your order and servicing your future needs.

Sincerely,

Warren Sonaty

cc: Gail Moore	Judy LeVoy
Customer Development Representative	Order Fulfillment Specialist
General Electric Railcar Services Corporation	General Electric Railcar Services Corporation
161 North Clark Street	161 North Clark Street
Chicago, IL 60601	Chicago, IL 60601
Phone: 312-853-5113	Phone: 312-853-5153
Fax: 312-853-5160	Fax: 312-853-5160

DATE:  11/25/2003

QUOTE EXPIRATION Date  10/25/2003

RIDER NO.

CAR LEASING AGREEME4T NO. 8105-83-02

This Rider (“Rider”)is made by and between South Dakota Soybean Processors, LLC (“Lessee”), and General Electric Railcar Services Corporation (“Lessor”), and hereby incorporates by reference Car Leasing Agreement No. 8105-83-02 by and between Lessee and Lessor and by such incorporation hereby constitutes a separate agreement. The use of the terms “Car” or “Cars” shall mean the railcars listed below.

Proposed Matrix

Opt # Car Description	Monthly Rental Rate	Term (Months)	# of Cars	Lease Type	Hi-U harge	Hi-U Threshold Miles	New Cars	Deliver Schedule Weeks
5400 cu ft gravity hopper cars	$325.00	216	6	Net			No	6 - 8

* Rental Rate is in US Dollars

Load Limits

Lessor consents to Lessee loading railcars in excess of 263,000 pounds, but not to exceed 286,000 pounds, total weight on rail based on the following obligations undertaken by Lessee:

a.                                       Lessee will ensure all necessary approvals are secured from railroads over which cars loaded in excess of 263,000 pounds total weight on rail shall run and will upon the written request of Lessor furnish evidence demonstrating such approvals.

b.                                      Lessee will indemnify and hold harmless Lessor and its officers, directors, employees, contractors mid agents against any and alt loss, claims, actions, costs, liability or expense caused by running or loading of any of the railcars in excess of 286,000 pounds total weight on rail during the term of the lease.

c.                                       Lessee will indemnify Lessor against structural damage or failures caused by the loading in excess of 286,000 pounds total weight on rail excepting, however, ordinary wear and tear, and will, immediately upon demand therefore, pay to Lessor the full cost of any repairs made necessary or desirable as a result of the loading in excess of 286,000 pounds total weight on rail; such payment will be treated as additional rent due under the lease.

Term

The rental of the Cars shall commence on the date that each Car arrives from the current location thereof.

The term of use of the Cars shall continue for the number of months described in the above matrix from the first day of the month following the average date of delivery of such Car(s) to Lessee.

Lessee’s obligation to pay rent under this rider with respect to each of the cars will be deemed to have terminated on the later of the expiration date of this Rider or the date that the respective car arrives at a point designated by the Lessor plus five days.

Early Termination Option

Lessee will have the right to terminate this Rider per the below matrix provided that Lessor has received written notice not less than 60 days prior to termination.

This right to termination applies to the number of cars specified below:

ET Schedule

If Exercised At		Number of Cars

180	Months	6

Commodity

Lessee intends to use the Car(s) for service with the following commodities. The Lessee agrees that the class of car listed above is correct for service with the following commodities: Meal, Soybean

OT-5 Authority

In order to comply with the provisions of the Mileage Tariff and protect your mileage earnings from the originating line haul carrier serving your loading point, you should obtain verbal OT-5 authority and advise the details to GE Railcar. Any changes in loading points must be reported.

Net Lease Provisions

Articles 5, Mileage Compensation: 7A. Lessor Responsibility; 7B. Lessee Responsibility; 7C. Inspection, Maintenance, and Notification, and 7D. Shop Repairs, of the Agreement shall not apply and are superseded by the following provisions which shall apply:

Unconditional Obligations

This Lease is a net lease, and Lessee’s obligation to pay all rent and all other amounts payable hereunder is ABSOLUTE AND UNCONDITIONAL and shall not be affected by any circumstances of any character whatsoever, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, abatement or reduction or any right which Lessee may have against Lessor, the manufacturer or supplier of any of the Cars or anyone else; (ii) any defect in the title, condition, design or operation of or lack of fitness for use of, or any damage to, or loss of, all or any part of the Cars; or (iii) the existence of any lien or Lessor’s lien with respect to the Cars. Each payment of rent or other amount paid by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

Compliance with Laws; Operation and Maintenance; Additions

(a)                                  Lessee will use the Cars in a careful and proper manner, will comply with and conform to all governmental laws, rules and regulations and industry association rules and regulations relating thereto, and will cause the Cars to be operated in accordance with the manufacturer’s or supplier’s instructions or manuals. Without limitation to the generality of the foregoing, Lessee will (i) cause the Cars to be used in compliance with all rules and recommendations of AAR and FRA; (ii) will not permit any Car to be loaded improperly or in excess of the load limit stenciled thereon; (iii) will not permit any Car to be loaded with any commodity other than the Commodity designated in applicable Riders, and (iv) will not permit any Car to be outside the continental United States at any time, without the prior written approval of Lessor. Any use approved by Lessor outside the United States and Canada cannot exceed 180 days in any calendar year with respect to any Car.

(b)                                 The Car(s) must be maintained and returned (i) in a condition that would not otherwise constitute a “cause for attention or renewal” as defined in Section “A” of each rule in the Field Manual of the AAR then in effect, (ii) without any AAR Interchange Rule 95 damage, (iii) without the necessity for running repairs as defined in the AAR Interchange Rules, (iv) in compliance with the AAR, DOT, FRA and all other laws and regulations of the government or industry agency having authority over the use of the Car(s), repair requirements, modifications, inspection and reporting and provide supporting documentation evidencing compliance with aforementioned regulatory bodies; and (v) suitable for the immediate loading, transporting, and unloading of commodities as defined in the Rider. Lessee will be responsible for all expenses during and at the end of the Lease term. Lessee will, at its own expense, keep and maintain the Cars in good repair, condition and working order and furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained and preserved, reasonable wear and tear excepted. Lessee will cause each Car to be maintained in conformance with all rules and regulations of AAR and ERA and, if mandated, modified so that it will qualify for unrestricted interchange in the United States and Canada and remain suitable for loading, transporting and unloading the Commodity. All such repairs, parts, mechanisms, devices, replacements and modifications shall immediately, without further act, become the property of Lessor and part of the Cars. Upon return of the Cars, Lessee will be responsible for any cost and expense due to Lessee not providing Lessor with sufficient maintenance and regulatory documentation.

(c)                                  Lessee will not make or authorize any improvement, change, addition or alteration to the Cars (i) if such improvement, change, addition or alteration will impair the originally intended function or use of the Cars or impair the value of the Cars as it existed immediately prior to such improvement, change, addition or alteration; (ii) unless the parts installed are new and in compliance with all rules and recommendations of AAR and FRA; (iii) if any parts installed in or attached to or otherwise becoming a part of the Cars as a result of any such improvement, change, addition or alteration shall not be readily removable without damage to the Cars (unless such improvement is mandated by AAR, FRA or other agency or organization having jurisdiction over the Cars) or (iv) without prior written consent of Lessor. All such parts shall be and remain free and clear of any Liens. Any such part attached to any Car shall, without further act, become the property of Lessor and part of the Cars.

Taxes

Lessee will be obligated to pay all taxes, penalties or interest incurred, levied or assessed on the Car(s) or the lease for the time period covered. Lessee may contest the taxes in good faith by appropriate legal or administrative proceedings. In the event taxes are contested, Lessee remains liable for any resulting tax, penalty, or interest.  Lessee will make and file any tax reports that are required. Lessee will reimburse Lessor for any damages resulting from failure to pay or discharge any items, taxes or interest levied or assessed on the Car(s) or the lease.

Insurance

Lessee shall maintain at all times on the Cars, at its expense, “all-risk” physical damage insurance and comprehensive general liability insurance (covering bodily injury, property damage and pollution exposures, including, but not limited to, contractual liability and products liability) in such amounts, against such risks, in such form and with such insurers as shall be satisfactory to Lessor; provided, that the amount of “all-risk” physical damage insurance shall not be less than 100% of the replacement value of the Cars as of such date. It is required that the insurer give Lessor at least thirty (30) days prior written notice of any alteration in or cancellation of the terms of such policy, and require that the interests of Lessor be continually insured regardless of any breach of or violation by Lessee of any warranties, declarations or conditions contained in such insurance policy. In no event shall Lessor be responsible for premiums, warranties or representations to any insurer or agent thereof. At Lessor’s option, Lessee shall furnish to Lessor a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to ascertain the existence or adequacy of such insurance.

Indemnity

Lessee shall indemnify Lessor from any claims, actions, costs, damages, losses, liabilities, expenses, injuries (including without limitation, the reasonable cost of investigating and defending against any claim for damages) fines or penalties, including losses related to damage caused to or by materials placed in the Car(s) which may at any time be imposed upon incurred by or asserted or awarded against Lessor in connection with (a) the manufacture, design, use, operation, possession, storage, abandonment repair, maintenance lining, cleaning or return of the Car(s) during the term of the Agreement or (b) any present or future applicable law, rule or regulation, including without limitation common law and environmental law, related to the release, remove, discharge or disposition, whether intentional or unintentional of any materials from or placed in a Car during the term of this Agreement.

Markings

It is understood car(s) will operate under Lessee’s reporting marks. Lessor shall be responsible, at its sole expense, for remarking cars to Lessee’s reporting mark as Cars enter Lessee’s service. Lessee will be responsible, at its sole expense, for changing all reporting marks and other related designations on each car, including AEI tags, back to reporting masks and designations specified by Lessor prior to the last loaded move of the cars in Lessee’ service, and Lessee shall give Lessor at least sixty (60) days prior written notice of the date of such last loaded move.

Freight

Lessor shall be responsible for all freight charges incurred in the shipment of the Cars to Lessee’s initial loading point. Lessee shall be responsible for all freight charges incurred in the return of the Cars to Lessor’s designated location.

Delivery

Subject to availability, the Car(s) specified in this proposal are forecast to be delivered within the approximate number of weeks identified in the above matrix after the order is received. The delivery schedule is subject to change without notice.

Accepted on behalf of:		Accepted on behalf of:
South Dakota Soybean Processors, LLC		General Electric Railcar Services Corporation

By:	/s/ Rodney Christianson	By:	/s/

Tide:	CEO	Title:	Vice President

Date:	11/24/03	Date:

MECHANICAL SPECIFICATIONS

5400 cu ft gravity hopper

Item Description

Lining Required	No

Hatch Type	Trough

Unload Gates Type	Gravity

Unload Gates Size	30 x 30

Cubic Capacity From	5,400

Cubic Capacity To	5,401

Interior Paint	No

Vibrator Brackets	No

Truck Size	6.5 x 9 – 110 Ton

Total Weight on Rails	286,000